UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 5, 2007 (May 30, 2007)

Introgen Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-21291	74-2704230
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
301 Congress Avenue, Suite 1850
Austin, Texas 78701
(Address of principal executive offices, including zip code)
(512) 708-9310
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 30, 2007, the Board of Directors (the “Board”) of Introgen Therapeutics, Inc. (the “Company”) approved the formation of a subsidiary of the Company, Gendux Pharmaceuticals, Ltd., incorporated under the laws of the Cayman Islands (“Gendux”). In connection with such approval, the Board also approved the purchase by the Company of 850,000 preferred shares and 150,000 ordinary shares of Gendux, together representing 100% of the outstanding capital stock of Gendux, and the compensatory assignment by the Company of such 150,000 ordinary shares to certain officers, directors and consultants of the Company, including the following named executive officers of the Company:

Name	Shares
David G. Nance	32,220
Max W. Talbott, Ph.D.	14,100
Robert E. Sobol, M.D.	5,655
J. David Enloe, Jr.	11,640
James W. Albrecht, Jr.	8,995
The shares will be offered to each grantee in consideration of services rendered to the Company, subject to each grantee’s execution and delivery of a restricted stock purchase agreement and other documents required by the Company. Based upon the opinion of an independent valuation firm, the Board determined that the fair market value of the ordinary shares is $0.01 per share.
The ordinary shares will be subject to vesting based on each grantee’s continued service to the Company. In addition, the ordinary shares will fully vest upon a change of control of Gendux or the Company.
The grantees will be prohibited from selling, pledging or otherwise transfering any of the ordinary shares, other than by will or by the laws of descent or distribution or certain transfers to family members or entities controlled by family members, until (i) such transfer is approved in writing by the board of directors of Gendux, or the compensation committee thereof, prior to such transfer, (ii) immediately prior to a change of control, or (iii) the second anniversary of the date that the purchaser ceases to be a service provider of the Company. In addition, the grantees will be subject to certain lock-up restrictions, a right of first refusal in favor of the Company, a drag-along provision, which will require the purchasers to vote for and otherwise support a change of control of Gendux that is approved by the board of directors of Gendux, and will be required to grant the board of directors of Gendux their proxy to vote the shares on all matters coming up for a vote of Gendux shareholders.
Item 8.01. Other Events.
On May 30, 2007, the Board approved the formation of Gendux. Initially, Gendux will be wholly-owned by the Company. As described above, certain named executive officers of the Company, as well as its directors and certain other officers, employees and consultants will be offered ordinary shares of Gendux. The Board approved the grant of up to 150,000 ordinary shares, representing 15% of the capital stock of Gendux, to these officers, directors, employees, and consultants, subject to their execution of a restricted stock purchase agreement. After these grants, the Company will own 850,000 shares of preferred stock, representing the remaining 85% of the capital stock of Gendux.
The Company currently intends to enter into a conditional license agreement licensing to Gendux rights to commercialize certain of the Company’s products and technologies in Europe. The Company may explore certain strategic alternatives with respect to Gendux, including securing funding and marketing partnerships through Gendux, or spinning-off Gendux to the Company’s stockholders.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTROGEN THERAPEUTICS, INC.
By:	/s/ DAVID G. NANCE
David G. Nance
Chief Executive Officer

Date: June 5, 2007